EXHIBIT 16.1

October 5, 2018

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Vista Gold Corp.'s statements included under Item 4.01 of its Form 8-K filed on October 5, 2018 and we agree with such statements concerning our firm.

/s/ EKS&H LLLP
EKS&H LLLP